SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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FENTURA FINANCIAL, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than Registrant)
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS FENTURA FINANCIAL, INC. 175 North Leroy Street P.O. Box 725 Fenton, Michigan 48430
          The Fentura Financial, Inc. 2011 Annual Shareholders Meeting will be held at the Fenton Community Center, 150 South Leroy Street, Fenton, Michigan, Wednesday, April 27, 2011, at 10:00 a.m. for the following purposes:
1.	Elect three directors; Ronald K. Rybar, JoAnne M. Shaw and James A. Wesseling

2.	Ratify the appointment of Rehmann Robson; P.C. as Fentura’s independent registered public accounting firm for 2011; and

3.	Transact any other business that may properly come before the meeting or any adjournment of the meeting.
In the event that you have questions regarding the financial performance or financial condition of Fentura Financial, Inc., a special mailing card has been included for your individual use. Please address your questions to any individual member of management or the Board of Directors and return the card to us at your earliest convenience. If you would like a personal response by phone, email or letter, please include your name and contact information.
The Board of Directors has fixed the close of business on March 1, 2011, as the record date for the purpose of determining shareholders who are entitled to notice of and to vote at the meeting and any adjournment of the meeting.
BY ORDER OF THE BOARD OF DIRECTORS

Douglas J. Kelley
Secretary
Fenton, Michigan
March 4, 2011
IMPORTANT
All shareholders are cordially invited to attend the meeting. WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, YOU ARE URGED TO DATE AND SIGN THE ENCLOSED PROXY FORM AND RETURN IT PROMPTLY IN THE POSTAGE PAID ENVELOPE PROVIDED. This will assure your representation and a quorum for the transaction of business at the meeting. If you do attend the meeting in person and if you have submitted a proxy form, it will not be necessary for you to vote in person at the meeting. However, if you attend the meeting and wish to change your proxy vote, you will be given an opportunity to do so.

ANNUAL MEETING OF SHAREHOLDERS
PROPOSAL 1 — 2011 ELECTION OF DIRECTORS
YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF ALL NOMINEES AS DIRECTORS
STOCK OWNERSHIP INFORMATION
THE CORPORATION’S BOARD OF DIRECTORS
EXECUTIVE COMPENSATION DISCUSSION
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
PROPOSAL 2 — RATIFICATION OF ACCOUNTANTS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF REHMANN ROBSON, P.C. AS OUR INDEPENDENT AUDITORS FOR THE YEAR 2011
COMPLIANCE WITH SECTION 16 REPORTING
OTHER INFORMATION

PROXY STATEMENT
FENTURA FINANCIAL, INC.
175 North Leroy Street
P.O. Box 725
Fenton, Michigan 48430
Telephone: (810) 750-8725
ANNUAL MEETING OF SHAREHOLDERS
          This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Fentura Financial, Inc. (the “Corporation”) to be voted at the annual meeting of its shareholders to be held at the Fenton Community Center, 150 South Leroy Street, Fenton, Michigan, on Wednesday, April 27, 2011, at 10:00 a.m., eastern standard time, and at any adjournment of the meeting, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This proxy statement and form of proxy are first being sent to shareholders on or about March 25, 2011.
          If a proxy in the accompanying form is properly executed, duly returned to the Corporation, and not revoked, the shares represented by the proxy will be voted at the annual meeting of the Corporation’s shareholders and at any adjournment of that meeting. Where a shareholder specifies a choice, a proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted for election of all nominees of the Board of Directors and for the ratification of Rehmann Robson as our independent accountants for 2011. The Corporation’s management does not know of any other matters to be presented at the annual meeting. If other matters are presented, the shares represented by proxy will be voted at the discretion of the persons designated as proxies, who will take into consideration the recommendations of the Corporation’s management.
          Any shareholder executing a proxy in the enclosed form has the power to revoke it by notifying the Secretary of the Corporation in writing at the address indicated above at any time before it is exercised, or by appearing at the meeting and voting in person.
          Solicitation of proxies is being made by mail. Directors, officers, and regular employees of the Corporation and its subsidiaries may also solicit proxies in person or by telephone without additional compensation. In addition, banks, brokerage firms, and other custodians, nominees, and fiduciaries may solicit proxies from the beneficial owners of shares they hold and may be reimbursed by the Corporation for reasonable expenses incurred in sending proxy material to beneficial owners of the Corporation’s stock. The Corporation will pay all expenses of soliciting proxies.
Boards of Directors
          The names of directors of the Corporation and the subsidiary banks, The State Bank (TSB), and Livingston Community Bank, a division of TSB (the “Affiliate Banks”), are set forth below.

FENTURA FINANCIAL, INC.	THE STATE BANK	LIVINGSTON COMMUNITY BANK
Forrest A. Shook (Chairman)	Forrest A. Shook (Chairman)	Kenneth E. Burchfield (Chairman)
Chairman	Chairman	Senior Partner & Attorney
NLB Corporation	NLB Corporation	Burchfield, Park, & Pollesch, PC

William H. Dery	William H. Dery	Frederick P. Dillingham
Medical Doctor	Medical Doctor	Executive Director
Mid-Michigan Medical Center	Mid-Michigan Medical Center	Livingston County Economic Development Council

Donald L. Grill	Donald L. Grill	Donald L. Grill
President & CEO — Fentura	President & CEO — Fentura	President & CEO — Fentura
and CEO of The State Bank	and CEO of The State Bank	and CEO of The State Bank

Thomas P. McKenney	Ronald L. Justice	Patrick M. Hanniford
Owner/President & Attorney	President & COO	Certified Public Accountant
McKenney & McKenney	The State Bank	Pfeffer, Hanniford, Palka

Brian P. Petty	Thomas P. McKenney	Thomas A. Janego
Owner & President	Owner/President & Attorney	President
Fenton Glass Service, Inc	McKenney & McKenney	Livingston Community Bank

Douglas W. Rotman	Brian P. Petty	Steven T. Krause
Partner	Owner & President	Owner & President
Ferris, Busscher & Zwiers, P.C.	Fenton Glass Service, Inc	Best Storage

Ronald K. Rybar	JoAnne M. Shaw	Joseph J. Skandalaris, D.O.
President	President	Doctor of Internal Medicine
The Rybar Group	The Coffee Beanery	Internal Medical Specialist

JoAnne M. Shaw	Ronald K. Rybar	Roberta S. Balon-Vaughn
President	President	Attorney at Law
The Coffee Beanery	The Rybar Group	Of Counsel-Burchfield, Park & Pollesch, PC

James A. Wesseling	Daniel J. Wollschlager	Daniel J. Wollschlager
Senior Partner & Attorney	EVP & Senior Lender	EVP & Senior Lender
Wesseling & Brackmann, P.C.	The State Bank	The State Bank

Patricia L. Wylie, D.D.S.
Partner and Dentist
Family Dental Care, PLLC

PROPOSAL 1 — 2011 ELECTION OF DIRECTORS
          The Corporation’s Board of Directors is divided into three classes. Each year, on a rotating basis, the terms of office of the directors in one of the three classes expire. Directors are elected for a three year term. The directors whose terms expire at the annual meeting (“Class II Directors”) are Ronald K. Rybar, JoAnne Shaw and James A Wesseling. The Board has nominated these same individuals for reelection as Class II Directors. If elected, the terms of these directors will expire at the 2014 annual meeting of shareholders.
          Except for those individuals nominated by the Board of Directors, no persons may be nominated for election at the 2011 annual meeting. The Corporation’s Bylaws require at least 120 days prior written notice of any other proposed shareholder nominations. No nominations were received from a shareholder prior to the required written notice date.
          The proposed nominees are willing to be elected and to serve. In the event that any nominee is unable to serve or is otherwise unavailable for election, which is not now contemplated, the incumbent Board of Directors may or may not select a substitute nominee. If a substitute nominee is selected, all proxies will be voted for the person so selected. If a substitute nominee is not so selected, all proxies will be voted for the election of the remaining nominees. Proxies will not be voted for a greater number of persons than the number of nominees named.
          A vote of shareholders holding a plurality of shares voting is required to elect directors. For the purpose of counting votes on this proposal, abstentions, broker nonvotes, and other shares not voted will not be counted as shares voted. Abstentions and broker non-votes are counted for the purpose of determining whether a quorum is present.
The Nomination Process
          Director nominees are considered and must be recommended to the full Board by the Director Selection Committee, whose members are independent under SEC and NASDAQ standards. When considering a potential candidate for membership on the Corporation’s Board, the Committee seeks to identify candidates who will meet the challenges and needs of the Board. The Committee considers, among other qualifications, demonstrated character and judgment, diversity, geographic representation, professional credentials, recognition in the marketplace, and experience in business and the financial industry. While the Committee considers diversity among the various qualifications, it has not adopted a formal diversity policy. In addition, the Committee has not established specific minimum age, education, and years of business experience or specific types of skills for potential candidates, but, in general, expects qualified candidates will have ample experience and a proven record of business success and leadership. In general, the Board requires that each of its members will have the highest personal and professional ethics, integrity and values; will consistently exercise sound and objective business judgment; and will have a comfort with diversity in its broadest sense. In addition, it is anticipated that the Board as a whole will have individuals with significant appropriate senior management and leadership experience, a comfort with technology, a long-term and strategic perspective, and the ability to advance constructive debate. It is considered important for the Board as a whole to operate in an atmosphere where the chemistry of the Board is collaborative and constructive in effectively representing the interests of the shareholders.

          The Committee will consider shareholder nominations for directors submitted in accordance with the procedure set forth in Article III, Section 15(c) of the Corporation’s Bylaws. The procedure provides that a notice relating to the nomination must be given in writing to the Corporation not later than 120 days prior to the annual meeting. Such notice must contain identification information, business experience and background information with respect to the proposed nominee and contain information with respect to the proposed nominee’s share ownership. There are no differences in the manner in which the Committee evaluates a candidate that is recommended for nomination for membership on the Corporation’s Board by a shareholder. As noted, the Board has appropriately considered nominations from the Corporation’s shareholders in connection with the annual meeting.
          Upon receipt of information concerning a shareholder proposed candidate, the Committee assesses the Board’s needs, primarily whether or not there is a current or pending vacancy or a possible need to fulfill by adding or replacing a director, and then develops a director profile by comparing the current state of Board characteristics with the desired state and the candidate’s qualifications. The profile and the candidate’s submitted information are provided to the Board for discussion. Similarly, if at any time the Committee determines there may be a need to add or replace a director, the Committee develops a director profile by comparing the current state of Board characteristics with the desired state. If no candidates are apparent from any source, the Committee will determine the appropriate method to conduct a search. The Committee has, to date, not paid any third party fee to assist in identifying and evaluating nominees.
          With regard to the nominations of Mr. Rybar and Ms. Shaw, as directors of the Corporation, each of the nominees was recommended by non-management directors.
YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR ELECTION OF ALL NOMINEES AS DIRECTORS

STOCK OWNERSHIP INFORMATION
Stock Ownership of Directors, Executive Officers and Certain Major Shareholders
           At the close of business on March 1, 2011, the record date for determination of the shareholders entitled to vote at the annual meeting, the Corporation had issued and outstanding 2,309,951 shares of its common stock, the only class of voting securities presently outstanding. Each share entitles its holder to one vote on each matter to be voted upon at the meeting.
          In general, “beneficial ownership” includes those shares a director or officer has the power to vote or transfer, and stock options that are exercisable currently or within 60 days. The table below shows the beneficial stock ownership of the Corporation’s directors and executive officers named in the summary compensation table below and those shareholders who hold more than 5% of the total outstanding shares as of March 1, 2011.

	Shares		Percent
Name of	Beneficially		of
Beneficial Owner	Owned(1)		Outstanding(2)

William H. Dery (Director)	31,887	(3)	1.38%
Donald L. Grill (Director, Executive Officer)	14,730	(3)(4)	*
Ronald L. Justice (Executive Officer)	6,017	(3)(4)	*
Douglas J. Kelley (Executive Officer)	2,271	(3)(4)	*
Thomas P. McKenney (Director)	18,614	(3)	*
Brian P. Petty (Director)	27,154	(3)	1.18%
Douglas W. Rotman (Director)	8,921	(3)	*
Ronald K. Rybar (Director)	7,132	(3)	*
JoAnne M. Shaw (Director)	820	(3)	*
Forrest A. Shook (Director)	8,236	(5)	*
James A. Wesseling (Director)	7,178	(3)	*
Daniel J. Wollschlager (Executive Officer)	1,916	(3)	*
Donald E. Johnson, Jr.(6)	220,836		9.56%
Mary Alice Heaton(6)	113,583		4.92%
Linda J. Lemieux(6)	104,083		4.51%
Directors and Executive Officers as a group (12 persons)	134,876		5.84%

(1)	The number of shares in this column includes shares owned directly or indirectly, through any contract, arrangement, understanding or relationship, or that the indicated beneficial owner otherwise has the power to vote, or direct the voting of, and/or has investment power. This includes shares allocated to the person under the Corporation’s Employee Stock Ownership Plan (ESOP). This column includes shares that may be acquired pursuant to stock options that are exercisable within 60 days.

(2)	The symbol * shown in this column indicates ownership of less than 1%.

(3)	Ownership and voting rights of all shares are joint with spouse or individually held.

(4)	Includes 5,485 shares for Mr. Grill, 2,496 shares for Mr. Justice, and 1,095 shares for Mr. Kelley that may be acquired pursuant to stock options that are exercisable within 60 days.

(5)	Mr. Shook transferred 53,402 shares of stock to his heirs for estate planning purposes in December of 2009.

(6)	Each person’s address is: SNB Trust Operations, 101 North Washington Avenue, Saginaw, Michigan 48607.

THE CORPORATION’S BOARD OF DIRECTORS
          Biographical information concerning the current directors and the nominees who are nominated for election to the Board of Directors at the annual meeting is presented below. Except as otherwise indicated, all directors and nominees have had the same principal employment for over five years.
Nominees for 3-Year Terms Expiring in 2014
          Ronald K. Rybar, age 54, was appointed to the Board of Directors of The State Bank and the Corporation, effective October 2010. Mr. Rybar is a Class II Director. Mr. Rybar, is founder and President of The Rybar Group, a health care consulting company. Mr. Rybar’s experience in public accounting and hospital finance qualify him to serve as a financial expert and Chairman of the Bank’s Audit Committee. Mr. Rybar was recommended to the board by the CEO and non-management director.
          James A. Wesseling, age 50, was appointed as a Class II Director of the Corporation in April, 2009. He is an attorney with the law firm of Wesseling & Brackmann, P.C. located in Hudsonville, MI. Mr. Wesseling served as Chairman of West Michigan Community Bank from 2004 until the bank was solid in January of 2011. Mr. Wesseling provides the board with a west Michigan perspective. He has a successful estate planning legal practice that assists him in serving on the Fentura Financial Board of Directors. Mr. Wesseling was recommended to the board by the CEO and non-management director.
          JoAnne M. Shaw, age 67, was appointed as a Class II Director of the Corporation in September, 2010. Ms. Shaw also serves as a director of The State Bank. Ms Shaw, is the founder and President of The Coffee Beanery, Ltd., a company that franchises nationally and internationally with over 120 locations worldwide. Ms. Shaw’s experience in the business world is uniquely equipped to assist Fentura Financial and The State Bank in deliberations regarding the business models for consideration of credit requests. Ms. Shaw was recommended to the board by the CEO and non-management director.
Directors with Terms Expiring in 2013
          William H. Dery, age 60, was appointed as a Director of The State Bank and as a Director of the Corporation effective April 2009. Dr. Dery is a Class I Director. Dr. Dery is a Medical Doctor and Director of the Midland Family Medicine Residency Program at Mid-Michigan Medical Center in Midland, Michigan. Mr. Dery’s medical background provides a unique perspective on the Compensation Committee which deals with employee benefits and in loan deliberations regarding loans to professionals. Mr. Dery’s father, grandfather and great grandfather all previously served as directors of The State Bank. Mr. Dery was recommended to the board by several sources, such as the CEO, non-management director and shareholders.
          Thomas P. McKenney, age 59, has been a Director of the Corporation since 1992 and was a Director of The State Bank from 1991 to 2003, serving as Chairman of The State Bank’s Board from 2001 to 2003. Mr. McKenney was appointed Vice Chairman of the Corporation in May, 2003, and re-appointed to The State Bank board in 2009. Mr. McKenney is a Class I Director. Mr. McKenney is an attorney with a private practice located in Holly, Michigan. Mr. McKenney is an accomplished and experienced attorney. He provides a unique legal and negotiating perspective to board deliberations, and his experience with estate planning assists him in his role as head of the Trust Committee at The State Bank. Mr. McKenney is a first cousin by marriage to the Corporation’s Senior Vice President, Ronald L. Justice.

          Brian P. Petty, age 53, was reappointed a Director of the Corporation effective September, 2002. Mr. Petty previously served as a Director of the Corporation from March of 1995 to December of 2000. Mr. Petty has served as a Director of The State Bank since January of 1994 and has served as Chairman from 2003 to 2009. He was re-appointed to the board of The State Bank in 2009. Mr. Petty is a Class I Director. Mr. Petty is the owner and President of Fenton Glass Service, Inc., which sells and installs glass for automobile, residential, industrial and specialty uses. Mr. . Petty provides the board with a unique perspective as a successful small business owner. He also provides a community perspective to his role as a director of The State Bank and Fentura Financial Inc. having served on numerous boards in the Fenton area.
Directors with Terms Expiring in 2012
          Donald L. Grill, age 63, has been a Director of the Corporation and The State Bank since 1996. Mr. Grill is a Class III Director. Mr. Grill joined the Corporation as President and Chief Executive Officer in 1996. From 1976-1983, Mr. Grill served as Executive Vice President and Senior Lender at Key State Bank in Owosso, Michigan. From 1983-1996, Mr. Grill served in several capacities at First of America Bank Corporation including President and Chief Executive Officer of First of America Bank-Frankenmuth. Mr. Grill also serves as a Director of West Michigan Community Bank until the bank was sold in January of 2011 and Livingston Community Bank.
          Douglas W. Rotman, age 46, was appointed to the Board of Directors of the Corporation, effective May, 2007. He served on the Board of West Michigan Community Bank from 2004 until the bank was sold in January of 2011. Mr. Rotman is a Class III Director and a CPA, partner and Vice President at the accounting firm of Ferris, Busscher, & Zwiers, P.C. located in Holland, Michigan. As a CPA, Mr. Rotman provides substantial financial and analytical perspective to the analysis of company and bank performance. His financial perspective is particularly valuable as a member of the Corporation’s Audit Committee.
          Forrest A. Shook, age 68, has been a Director since 1996 and served as Vice Chairman of the Board of Directors of the Corporation from 1997 to May, 2003. Mr. Shook was appointed Chairman of the Board of Directors of the Corporation in May, 2003. He was a member of The State Bank Board from 1996 through 2000 and served as its Vice Chairman from 1997 through 2000, and was re-appointed Chairman of The State Bank in 2009. Mr. Shook is a Class III Director. Mr. Shook is the founder and Chairman of NLB Corporation located in Wixom, Michigan. NLB Corporation manufactures high pressure pumps that are used around the world in many applications. Mr. Shook brings a unique perspective to the Fentura Financial board as an entrepreneur, inventor and founder of a very successful company. His areas of accomplishment and expertise include sales, marketing and management.
Independence of Directors and Attendance at Meetings
          The Board of Directors of the Corporation is composed of a majority of independent directors (as independence is defined in Rule 5605 of the NASDAQ Listing Standards). The Board has determined that each of Messrs. Dery, McKenney, Petty, Rotman, Rybar, Shook, and Wesseling and Ms. Shaw are independent. During the fiscal year ended December 31, 2010, the Board of Directors of the Corporation held a total of 12 regular meetings. Various committees of the Board held meetings as needed. Each director attended at least 75 percent of the total meetings of the Board of Directors and meetings of the committees on which he or she served. The Corporation also encourages all members of the Board to attend the Corporation’s annual meeting of shareholders each year. All members of the Board of Directors of the Corporation attended the Corporation’s 2010 annual meeting with the exception of Mr. Wesseling.

Separate Chairman and Chief Executive Position and Board’s Oversight of Risk
          Since the inception of the holding company in 1987, the Corporation has chosen to have independence between board leadership and the bank leadership. Accordingly, board leadership positions including the Chairmanship of the board and Audit Committee have always been outside or non-management directors. While the Chief Executive Officer’s role is respected as to independence in bank operations on a day-today basis, the Chairman’s independence provides meaningful and appropriate oversight in fulfilling the fiduciary responsibilities of the board and representing the interests of the shareholders.
          Responsibilities for managing the various types of risks inherent in the Corporation and the Banks are spread among the holding company and bank boards and committees, various members of management and management committees. As a separately chartered institution, The State Bank is authorized and empowered by Michigan and federal banking law and regulation to operate autonomously as a commercial bank. Through a disciplined structure of board delegated authority, individuals and committees are empowered to monitor and control operational risks, credit risks, interest rate risks, etc. Internal and external testing is utilized to determine compliance with risk control procedures. Affiliate bank boards are heavily involved in monitoring reports, interacting with management, and communicating with external audit firms. Summary reports are provided to the holding company board for review and monitoring. Importantly, most holding company directors also serve on one or more subsidiary bank boards which means that most holding company directors are intimately aware of, and involved in, risk management at both the subsidiary bank and holding company levels.
          At the holding company level, the Audit Committee reviews with management, the internal auditor and the independent auditor, the Corporation’s financial risks, the Corporation’s risk management process, any major issues as to the adequacy of the Corporation’s internal controls and any special audit steps adopted in light of any material control deficiencies.
Communication with the Corporation’s Board of Directors
          Shareholders may communicate with members of the Corporation’s Board by mail addressed to the Board of Directors, a specific member of the Board, or to a particular committee of the Board at 175 North Leroy Street, P.O. Box 725, Fenton, Michigan 48430-0725.
Director Compensation
          The Corporation and Affiliate Bank directors are compensated in cash retainer fees or through participation in the stock purchase plan. Each director of the Corporation is paid an annual retainer fee. In 2010, the annual retainer was $6,000. The Chairman of the Board receives an additional annual $1,000 retainer fee. The Chairman of the Audit Committee receives an additional $250 for each Audit Committee meeting attended and the remaining Audit Committee members receive $125 for attending each Audit Committee meeting. Directors of the Corporation who also serve on Affiliate Bank Boards received additional compensation in connection with their Affiliate Bank Board service during 2010.
          Stock option grants are available to directors who are not employees of the Corporation under the 1996 Nonemployee Director Stock Option Plan. However, no options were granted to directors during the year 2010 and no options have been granted to directors since 1999. Exercisable stock options issued in prior years are included in the table and footnotes which appear on page 5.

          Directors of the Corporation and the Subsidiary Banks may use director cash retainer fees to purchase shares of the Corporation issued by the Corporation at fair market value under the Corporation’s Director Stock Retainer Plan. Directors may also use other personal funds or cash retainer fees to purchase shares under the Fentura Financial, Inc. Stock Purchase Plan. This plan permits all employees of the Corporation and Subsidiary Banks, as well as directors, to purchase shares at fair market value through regular payroll or fee deductions and also through lump sum payments. The maximum annual dollar amount of purchases per individual through payroll or fee deductions is $10,000 and the maximum annual dollar amount of lump sum purchases is also $10,000, for a total annual maximum of $20,000.
2010 DIRECTOR COMPENSATION ($)

					Change in
					Pension
					Value and
	Fees Earned				Nonqualified
	or			Non-Equity	Deferred	All Other
	Paid in	Stock	Option	Incentive Plan	Compensation	Compensation
Name	Cash (1)	Awards	Awards	Compensation	Earnings	(2)	Total
William H. Dery	$5,500	—	—	—	—	$5,500	$11,000
Kenneth R. Elston(4)	$1,625	—	—	—	—	$1,375	$3,000
Donald L. Grill(3)	—	—	—	—	—	—	—
Thomas P. McKenney	$5,500	—	—	—	—	$5,500	$11,000
Brian P. Petty	$6,000	—	—	—	—	$5,500	$11,500
Douglas W. Rotman	$6,875	—	—	—	—	$5,000	$11,875
Ronald K. Rybar(5)	$1,709	—	—	—	—	$1,583	$3,292
JoAnne M. Shaw(5)	$1,959	—	—	—	—	$1,833	$3,792
Ian W. Schonsheck(4)	$2,750	—	—	—	—	$2,750	$5,500
Forrest A. Shook	$6,000	—	—	—	—	$6,000	$12,000
James A. Wesseling	$6,000	—	—	—	—	$6,500	$12,500

(1)	Amounts for Messrs. Elston, Petty, Rotman, Rybar and Shaw include fees paid as members of the Audit Committee for each meeting attended. As Chairman, Mr. Shook receives an additional retainer fee.

(2)	Amounts include retainer fees paid by a subsidiary Bank for serving on their Board.

(3)	Mr. Grill does not receive compensation for serving as a director of the Corporation or subsidiary banks.

(4)	Mr. Elston resigned from the board for personal and professional reasons in April 2010. Mr. Schonsheck resigned from the board for personal and professional reasons in July 2010.

(5)	Mr. Rybar and Ms Shaw joined the boards of Fentura Financial and The State Bank in November 2010.

Code of Ethics
           Fentura Financial, Inc. is dedicated to upholding the highest ethical standards and principles throughout our operations. Our Code of Ethics is a product of our commitment to comply with the law and to conduct business ethically while reinforcing values of trust, respect, dignity, and honesty which form the foundation for our relationships with our shareholders, employees, and customers. The Corporation’s Board of Directors reaffirmed its Code of Ethics on January 27, 2011. The Code details principles and responsibilities governing professional and ethical conduct for all directors and officers of the Corporation and its Affiliate Banks. Any changes or waivers to the Code of Ethics will be promptly disclosed in our SEC filings.
          Going beyond the legal requirements for corporate ethics, we require all board members and members of management to sign our Code and to conduct themselves consistent with its requirements. Additionally, the Boards of the Corporation and each Affiliate Bank and all Board Committees are chaired by an independent outside director and, at each Board and Audit Committee session, our outside directors reserve time for discussions without management or management directors present.
Committees of the Corporation Board
          The Corporation maintains the following standing committees: Executive, Director Selection, Audit, and Compensation/ESOP.
Executive Committee
          The Executive Committee, which met two times in 2010 consists of Messrs. Grill, McKenney, Petty, and Shook. This Committee reviews in depth the status and progress of various projects, management activities and the Corporation’s financial performance. As necessary, it provides guidance and makes recommendations to management and/or the Board of Directors. During 2010, many traditional executive committee topics were considered by the full board at regular board meetings.
Director Selection Committee
          The Corporation’s Director Selection Committee consists of Messrs. Dery, McKenney, and Shook. This Committee coordinates the process of identifying, interviewing and recommending new director candidates. In reviewing director selections, the Committee considers recommendations of shareholders. The Director Selection Committee met one time during 2010. The Board of Directors adopted a charter for the Director Selection Committee on January 27, 2011, a copy of which is available on the Corporation’s website at www.fentura.com.
Audit Committee
          During 2010, the Corporation’s Audit Committee consisted of Messrs. Elston until his April, 2010 resignation, Petty and Rotman. In the fourth quarter of the year, Mr. Rybar and Ms. Shaw were appointed to the audit committee. The Audit Committee oversees the Corporation’s corporate accounting, financial reporting and internal audit processes. For this purpose, the Audit Committee performs several functions. For example, the Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; appoints and approves the compensation of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews the annual internal risk based audit plan and approves the retention of auditors to perform portions of the internal audit functions and services which the independent auditors are not permitted to perform; reviews the financial statements to be included in the Corporation’s Annual Report on Form 10-K; and discusses with management and the independent auditors the results of the annual audit and the results of the Corporation’s quarterly financial statements.

          Mr. Rotman has been designated by the Board as the Audit Committee’s financial expert. Mr. Rotman is independent as defined in Rule 5605 of the NASDAQ listing standards.
          The Audit Committee is guided by an Audit Committee Charter, which is available on the Corporation’s website at www.fentura.com. All of the members of the Audit Committee are independent, as defined in Rule 5605 of the NASDAQ Listing Standards. During 2010, the Audit Committee held four meetings. On March 4, 2011, the Audit Committee submitted to the Board the following report:
Report of Audit Committee
          We have reviewed and discussed with management the Corporation’s audited financial statements as of and for the year ended December 31, 2010.
          We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended (AICPA, Professional Standards Volume 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
          We have received and reviewed the written disclosures and the letter from the independent accountants required by applicable requirement of the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the audit committee concerning independence, and have discussed with the independent accountant the independent accountant‘s independence.
          Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Corporation’s annual report on Form 10-K for the year ended December 31, 2010.
Respectfully submitted,
Audit Committee
Douglas W. Rotman, Chairman
Brian P. Petty
Ronald K. Rybar
JoAnne M. Shaw
Compensation/ESOP Committee
          The members of the Compensation/ESOP Committee are Messrs. Dery, Petty and Shook. This Committee oversees the administration of the Corporation’s compensation and benefit programs. The Committee met three times during 2010. The Board of Directors has a charter for the Compensation/ESOP Committee which the board approved on January 27, 2011. This charter is available on the Corporation’s website at www.fentura.com. The performance of the CEO and all Compensation/ESOP Committee items were reviewed by the committee and approved by the full Board.
EXECUTIVE COMPENSATION DISCUSSION
          During 2010, the Corporation did not compensate any of its executive officers, all of whom are also executive officers of one of the Affiliate Banks and paid for services by the Affiliate Bank following the corporate guidelines described below.

Role and Composition of the Committee
     The Compensation Committee discharges the Board’s responsibilities relating to compensation of the Corporation’s executive officers, including reviewing the competitiveness of executive compensation programs, evaluating the performance of the Corporation’s executive officers, and approving their annual compensation and equity awards. The Committee also assists the CEO in establishing annual goals and objectives and, after considering the results of the CEO performance review, recommends CEO compensation to the Board for approval. The specific responsibilities and functions of the Compensation Committee are delineated in the Compensation Committee Charter.
     The Compensation Committee has three members. Each Committee members meets the independence requirements established by NASDAQ.
     Under its Charter, the Compensation Committee has the authority to retain outside services to assist it in carrying out its duties and responsibilities. No initiatives or actions required the Committee to execute this authority in 2010. However, management used outside services provided by the legal firm Howard & Howard to assist with certain human resource issues and the Committee reviewed their recommendations.
Compensation Philosophy and Objectives
     All of our compensation programs are designed to attract and retain key employees, motivating them to achieve and rewarding them for superior performance. Different programs are geared to short and longer-term performance with the goal of increasing shareholder value over the long term. Because we believe the performance of every employee is important to our success, we are mindful of the effect of various compensation and incentive programs on all of our employees. However, the annual bonus plan historically made available to all employees was suspended for 2008, 2009 and 2010.
     We believe that the compensation of our executives, management team and employees should fairly reflect their individual success as well as the overall performance of the company. Accordingly, following the decline in company performance reported at December 31, 2007, a decision was made to freeze all management salaries for 2008. This decision changed the historical approach of considering and granting annual salary increases to executives and other members of management based upon individual and company performance for the prior year. As the economy and company performance continued to falter, in 2009, a decision was made to dramatically reduce compensation and benefit expense. Management developed a proposal which was subsequently approved by the board of directors to eliminate staff and management positions reducing overall full-time equivalent employment by seven percent. Additionally, all remaining management and staff employees accepted a 5% salary or wage cut. Furthermore, all retirement benefit contributions were suspended for the balance of the year including ESOP contributions, the 401 (k) match, and the Officer and Executive Supplemental Retirement Plans. These actions reduced salary and benefit expense by approximately $950,000 on an annualized basis. The reduced compensation and benefit levels will continue in effect until the economy and bank performance allow the company to revert to historical compensation practices and philosophy.
Components of Executive Compensation
     The components of the compensation program for executive officers are described below.
     Base Salary. Base salaries are determined based on a variety of factors, including the executive’s scope of responsibilities, a market competitive assessment of similar roles at other companies, and a comparison of salaries paid to peers within the Corporation. Base salaries are set at levels that allow the Corporation to attract and retain superior leaders that will enable the Corporation to deliver on its business goals. As mentioned above, salaries were reduced for all employees, including executive officers, during 2009. Additionally, executive officer salaries have been frozen since 2007.

     The CEO will make recommendations for base salaries for each executive officer, excluding the CEO. When setting the base salaries for executive officers, excluding the CEO, the Committee considers recommendations from the CEO and makes a final determination based on the factors listed above and the executive officer’s performance during the year.
     Bonus. Historically executives had the opportunity to earn a bonus ranging from 30% to 45% of their base salary. Bonuses are determined based upon a combination of quantative measures, the details of which are established annually by the Board of Directors. However, due to Corporation financial performance, bonus opportunities were eliminated in 2008, 2009 and 2010.
Executive Benefits
     In fiscal year 2010, Fentura’s executives were eligible for the same level and offering of benefits made available to other employees, including the Corporation’s 401(k) Plan and other benefit programs. In addition to the standard benefits offered to all employees, Fentura maintains non-qualified deferred compensation plans for certain executives. Effective October 23, 2008, Fentura modified certain non-qualified deferred compensation plans to comply with certain IRS requirements. Fentura’s contributions to the non-qualified deferred compensation plans are further discussed in the supplementary retirement benefit section of the proxy information.
How Executive Pay Levels are Determined
     Fentura participates in executive compensation benchmarking surveys that provide summarized data on levels of base salary, target annual incentives, and stock-based and other long-term incentives. These surveys also provide benchmark information on compensation practices such as the prevalence of types of compensation plans and the proportion of the types of pay components as part of the total compensation package. These surveys are supplemented by other publicly available information and input from trade associations on other factors such as recent market trends. The entire comparison group includes banks from Michigan and the Midwest. The Corporation does not customarily use consultants in establishing executive compensation. The Committee uses formal performance plans that ascribe performance expectations to the components of executive officer compensation, including salary and bonus. Company Executive severance plan information is provided on page 17.
How Stock-Based Awards are Determined
     In 2010, no stock-based awards were granted to executive officers. When granted, the level of usage is determined based on factors such as compensation levels at comparison companies relative to Fentura’s target total compensation levels and the desired mix of cash and equity pay. As appropriate, the Committee determines the appropriate usage, balancing these factors against the projected needs of the business as well as financial considerations, including the projected impact on shareholder dilution.
Compensation for the Chief Executive Officer
     The independent members of the Board approve the compensation of Donald L. Grill, President and Chief Executive Officer. The Committee recommends salary and if appropriate bonus amounts to the Board. Mr. Grill’s salary was reduced for 2009 and 2010 and his total compensation is considered competitive with industry averages. Mr. Grill did not receive a bonus for 2008, 2009 or 2010. The Summary Compensation Table sets forth all compensation received by Mr. Grill during the fiscal year 2010. He is eligible for a Corporation sponsored supplemental retirement program and the Corporation’s 401(k) and ESOP program. Fentura provides Mr. Grill with a change of control agreement, and he may be eligible for severance under the Company’s executive severance plan following a change of control.

          The following tables show the compensation for services to Affiliate Banks of the principal executive officer, principal financial officer and the two highest paid corporate executive officers who received total compensation in excess of $100,000 for the year 2010.
2010 SUMMARY COMPENSATION TABLE ($)

					Nonqualified
					Deferred
Name and Principal				Option	Compensation	All Other
Position	Year	Salary	Bonus (1)	Awards (2)	Earnings	Compensation (3)		Total
Donald L. Grill	2010	$232,145	—	—	—	$16,346		$248,491
President & CEO of the	2009	$235,434	—	—	—	$7,937		$243,371
Corporation and CEO of The State Bank
Douglas J. Kelley	2010	$112,247	—	—	—	$10,060		$122,307
Senior Vice President	2009	$113,838	—	—	—	$7,573		$121,411
and CFO and Secretary of the Corporation
Ronald L. Justice	2010	$137,695	—	—	—	$33,646	(4)	$171,341
President & COO of The	2009	$139,646	—	—	—	$29,071	(4)	$168,717
State Bank and Senior
Vice President of the Corporation
Daniel J. Wollschlager	2010	$137,750	—	—	—	—		$137,750
EVP of The State Bank	2009	$139,702	—	—	—	$20,000	(5)	$159,702

(1)	Amounts reflect payments made pursuant to the Annual Bonus Plan as in effect for the fiscal year indicated. For more information on this plan, see the Executive Compensation Discussion.

(2)	No options were granted in 2010.

(3)	Amounts include the taxable benefit of Corporation owned vehicle for Mr. Grill, the Corporate match for the 401k profit sharing plan and the Corporate distribution to the Employee Stock Ownership plan for all named executive officers, and awards under the Non-Qualified Deferred Compensation Plan.

(4)	Mr. Justice received a housing allowance of $22,500 in 2010 and 2009. Mr. Justice received $13,125 in housing allowance to become President and CEO of West Michigan Community Bank in 2008.

(5)	Mr. Wollschlager received a signing bonus of $20,000 in 2009.

Stock Option Grants in 2010
No Options were granted in the fiscal year ended December 31, 2010.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2010

	Option Awards					Stock Awards
	Number		Number of			Number of
	of		Securities			Shares or	Market Value
	Securities		Underlying			Units of	of Shares or
	Underlying		Unexercised	Option		Stock That	Units of Stock
	Unexercised Options		Options	Exercise		Have Not	That Have Not
	(#)		(#)	Price	Option	Vested	Vested
Name	Exercisable		Unexercisable	($)	Expiration Date	(#)	($)
Donald L. Grill	1303	(1)	—	$20.77	01/25/2011	—	—
	1157	(2)	—	$21.90	01/31/2012	—	—
	1210	(3)	—	$28.31	06/26/2013	—	—
	605	(3)	—	$28.31	06/26/2013	—	—
	1210	(4)	—	$35.45	12/01/2014	—	—
Douglas J. Kelley	182	(3)	—	$28.31	06/26/2013	—	—
	363	(3)	—	$28.31	06/26/2013	—	—
	550	(4)	—	$35.45	12/01/2014	—	—
Ronald L. Justice	467	(1)	—	$20.77	01/25/2011	—	—
	401	(2)	—	$21.90	01/31/2012	—	—
	484	(3)	—	$28.31	06/26/2013	—	—
	484	(3)	—	$28.31	06/26/2013	—	—
	660	(4)	—	$35.45	12/01/2014	—	—
Daniel J. Wollschlager	—		—	—	—	—	—

(1)	Options become exercisable in three equal installments each year beginning on the third anniversary of the grant date of January 25, 2004.

(2)	Options become exercisable in three equal installments each year beginning on the third anniversary of the grant date of January 31, 2005.

(3)	Options become exercisable in three equal installments each year beginning on the third anniversary of the grant date of June 26, 2006.

(4)	Options become exercisable in three equal installments each year beginning on the third anniversary of the grant date of December 1, 2007.

SUPPLEMENTAL EXECUTIVE RETIREMENT BENEFITS
          Fentura Financial, Inc., and The State Bank have entered into Supplemental Executive Retirement Agreement (SERP Agreement) with Mr. Donald L. Grill and Daniel J. Wollschlager. SERP Agreements are designed to encourage executives to remain long-term employees of the Corporation, and to provide specified benefits to certain key executives who contribute materially to the continued growth, development and future business success of the Corporation. The retirement benefits are an unsecured obligation of the Corporation. The Corporation has purchased prepaid life insurance policies in connection with Mr. Grill’s SERP, and expects investment earnings and proceeds from the policies to recover all or a portion of the annual costs for his SERP Agreement.
2010 NONQUALIFED DEFERRED COMPENSATION
          The Corporation and the Affiliate Banks have established a Non-Qualified Deferred Compensation Plan (the “Plan”) for key executives not covered under the SERP agreements. The Plan is designed to encourage highly compensated officers to remain long-term employees of the Corporation and the Affiliate Banks, and to provide the officers with supplemental retirement income. Interest is earned on the deferred compensation based on the U.S. Treasury 5 year rate at the end of each calendar year. The interest along with the deferred compensation is credited to the deferred compensation account. Discretionary contributions to the plan may be granted each Plan year by the Corporation’s Board of Directors based on financial performance of the Corporation and in an amount up to 5% of the participant’s annual compensation. Discretionary contributions under the plan are credited to a deferred compensation account established and maintained for each participant. Participants shall vest in their account based on the Plan’s schedule which begins at 3 years of service and is fully vested after 7 years of service. No contributions were made to the Non-Qualified Deferred Compensation Plan during 2010.
Qualified Retirement Plans
          The Corporation and the Affiliate Banks offer all employees two separate qualified retirement plans, the first of which is the Employee Stock Ownership Plan (ESOP) and the second is a 401k profit sharing plan. The ESOP is 100% funded by the Corporation and/or Affiliate Banks. In order to promote longevity with the Corporation, this plan includes a vesting schedule of seven years before a participant is fully vested. The 401k profit sharing plan allows participants to defer compensation, before taxes, in order to invest in various investment vehicles. No corporate contributions were made to the ESOP during 2010. No corporate contributions were made to the 401(k)Plan during 2010.

Potential Post-Employment Payments
Payments for Termination following a Change in Control
          The Corporation and the Affiliated Banks have entered into Severance Compensation Agreements with Messrs. Grill, Kelley, and Justice. Under each of these agreements, if a “change in control” occurs while the Executive is an employee of the Corporation or the Affiliate Bank, and if within five years thereafter the Executive’s employment is terminated (i) without “cause,” (ii) by the Executive for “good reason,” or (iii) due to Executive’s death or disability, then the Corporation and the Affiliate Bank are required to pay the Executive an annual amount equal to 50% of Executive’s annual compensation in the five preceding calendar years, for a period ranging from one to five years, as specified in each Executive’s agreement (Grill and Justice — 5 years; Kelley — 2 years). Mr. Grill may also be entitled to payment for certain excise, income and other taxes that he incurs under Section 280G of the Internal Revenue Code (i.e. tax gross-up payments). The Executives other than Mr. Grill are to have their payments reduced to the extent necessary to avoid such excise and other taxes. Each Executive is also entitled to the acceleration of vesting of any outstanding stock options and/or restricted stock upon a change in control.
          “Change in Control” means (i) the acquisition, directly, indirectly and/or beneficially, by any person or group, of more than 50% of the voting securities of the Corporation or the Bank, (ii) the occurrence of any event at any time during any two year period which results in a majority of the Board of Directors of the Corporation or the Bank being comprised of individuals who were not members of such Board at the commencement of that two year period (iii) a sale of all or substantially all of the assets of the Corporation or the Bank to another entity, or (iv) a merger or reorganization of the Corporation or the Bank with another entity.
          “Cause” means (i) the willful and continuing failure by the Executive to substantially perform his duties with the Bank or the Corporation and which is not remedied in a reasonable period of time after receipt by Executive of written notice from the Bank specifying the duties the Executive has failed to perform, or (ii) the willful and continued engaging by Executive in gross misconduct that is materially injurious to the Bank or the Corporation and which is not ceased within a reasonable period of time after receipt by Executive of written notice from the Bank specifying the misconduct and the injury, or (iii) an adjudication of the Executive’s guilt of any crime involving a serious and substantial breach of the Executive’s fiduciary duties to the Bank. No act or failure to act on the Executive’s part shall be considered “willful” unless done, or omitted to be done, by him in bad faith and without reasonable belief that his action or omission was in the best interest of the Bank or the Corporation.
          “Good Reason” means any of the following, as determined by the Executive in his discretion: (i) a material diminution of Executive’s duties, responsibilities or authority with the Bank or the Corporation; or (ii) the Bank or the Corporation requiring Executive to be based anywhere other than within fifty miles of their present office location; or (iii) the failure by the Corporation to obtain the assumption of the agreement. If any of the foregoing result from, or follow, a termination of employment for Cause, then Good Reason will not have occurred.
          If the Corporation had experienced a change of control during 2010, and all of the foregoing executive officers were terminated on December 31, 2010, without cause the estimated aggregate total value of compensation and benefits (including the economic benefit resulting from the acceleration of options and restricted stock) from Severance Compensation Agreements would be as follows: Mr. Grill — $756,486, Mr. Kelley- $129,565, and Mr. Justice- $401,378.
          Additionally, under the change of control provisions of the Supplemental Executive Retirement Plans, assuming executive officers were terminated on December 31, 2010 in the manner described above, Mr. Grill’s SERP would be fully accrued with a total value of $870,540. Mr. Wollschlager’s fully accrued SERP would have a value of $175,000.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
          The consolidated financial statements of the Corporation for the year ended December 31, 2010 have been examined by Crowe Horwath LLP, independent certified public accountants. The Corporation’s Audit Committee selects the Corporation’s auditors before the end of each calendar year.
Fees Paid to Independent Accountants

	2010	2009
Audit Fees	$113,500	$138,000
Audit-Related Fees	$40,119	$15,000
Tax Fees	$26,700	$35,000
All Other Fees	$43,223	$58,000
          The amounts shown for “Audit-Related Fees” related to the development of tools designed to assist the Corporation in complying with certain provisions of the Sarbanes-Oxley Act and related consultation and advice during 2009. These fees during 2010 were from various accounting related matters including subsidiary transaction and discontinued operations.
          The amounts shown for “Tax Fees” were for corporate tax compliance, tax advice and tax planning services.
          The amounts shown for “All Other Fees” related primarily to compliance reviews, consulting, and software licensing.
          The Audit Committee has considered whether the provision of these services is compatible with maintaining our principal auditors’ independence. Following the adoption of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, our independent auditors are proscribed from offering certain services to us. None of those proscribed services were provided to us in 2010. The Corporation’s Audit Committee has concluded that the provision of services covered under the caption “All Other Fees” is compatible with Crowe Horwath LLP maintaining their independence. None of the hours expended on Crowe Horwath LLP’s engagement to audit the Corporation’s consolidated financial statements for the year ended December 31, 2010, were attributed to work performed by persons other than Crowe Horwath LLP’s full-time, permanent employees.
          The Charter of the Audit Committee provides that the Audit Committee will administer the Corporation’s policy regarding the approval of audit and non-audit services. Under that policy, the Audit Committee must pre-approve all engagements of the Corporation’s independent auditors. Before the end of the first quarter of each year, the retention of the independent auditors to audit the Corporation’s financial statements, including the associated fee, is approved by the Audit Committee. At the same time, the Audit Committee will evaluate other known potential engagements of the independent auditors, including the scope of the work proposed to be performed and the proposed fees, and approve or reject each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent auditors’ independence from management. At each subsequent meeting of the Audit Committee, the Audit Committee will receive updates on the services actually provided by the independent auditors and management may present additional services for approval. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to evaluate and approve engagements on behalf of the Audit Committee in the event that the need arises for pre-approval between Audit Committee meetings. This might occur, for example, if the Corporation was proposing to execute a financing on an accelerated timetable. If the Chairman so approves any such engagements, he/she is required to report that approval to the full Audit Committee at the next Audit Committee meeting.

          All of the services described above as “Audit-related Fees” and “Tax Fees” were approved under this policy.
          On February 4, 2011, Fentura Financial, Inc. (“Fentura”) dismissed its independent registered public accounting firm, Crowe Horwath LLP (“Crowe Horwath”) to be effective upon Fentura filing its 2010 Form 10-K. Crowe Horwath’s report on Fentura’s consolidated financial statements as of and for the years ended December 31, 2009 and 2008 contained no adverse opinion or a disclaimer of opinion, and were not qualified as to uncertainty, audit scope or accounting principles, except that Crowe Horwath’s opinion on the 2009 consolidated financial statements included an explanatory paragraph describing substantial doubt about Fentura’s ability to continue as a going concern. The decision to change accountants was approved by the Audit Committee of the Board of Directors.
          During each of the years in the two year period ended December 31, 2010 and the subsequent interim period to the date hereof, there were no disagreements between Fentura and Crowe Horwath on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Crowe Horwath, would have caused Crowe Horwath to make reference to the subject matter of the disagreements in connection with its reports. Fentura has provided Crowe Horwath with a copy of this disclosure and has requested that Crowe Horwath furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Crowe Horwath agrees with the above statements. A copy of such letter dated February 7, 2011 from Crowe Horwath is filed as Exhibit 16.1 to Fentura’s Form 8-K filed on February 10, 2011.
          On February 4, 2011, Fentura notified Rehmann Robson, P.C. (“Rehmann”) of the registrant’s intent to formally engage Rehmann as its new independent registered public accounting firm to be effective upon filing its 2010 Form 10-K. During the last two fiscal years and the subsequent interim period to the date hereof, Fentura did not consult with Rehmann nor did Rehmann issue any written report regarding (1) the application of accounting principles to any transaction, either completed or proposed; (2) the type of audit opinion that might be rendered on Fentura’s financial statements; or (3) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(v) of Registration S-K).
          Representatives of Crowe Horwath will be present at the Annual Meeting to answer questions. They will also have the opportunity to make a statement if they desire to do so.

PROPOSAL 2 — RATIFICATION OF ACCOUNTANTS
          The Audit Committee of the Board of Directors has selected Rehmann Robson, P.C. to serve as our independent auditors for 2011. The Board of Directors is asking the shareholders to ratify the appointment of Rehmann Robson, P.C.
          In the event our shareholders fail to ratify the selection of Rehmann Robson, P.C., the Audit Committee will consider it as a direction to select other auditors for the subsequent year. Representatives of Rehmann Robson, P.C. will be present at the Annual Meeting to answer questions. They will also have the opportunity to make a statement if they desire to do so.
          The affirmative vote of a majority of votes cast on this proposal, without regard to abstentions or broker non votes, is required for approval of this proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF
REHMANN ROBSON, P.C. AS OUR INDEPENDENT AUDITORS FOR THE YEAR 2011.
COMPLIANCE WITH SECTION 16 REPORTING
          The rules of the Securities and Exchange Commission require that the Corporation disclose late filings of reports of stock ownership (and changes in stock ownership) by its directors, executive officers and beneficial owners of more than 10% of the Corporation’s common stock. Based solely on its review of the copies of such reports received by it, and written representations from certain reporting persons, the Corporation believes that during the year ended December 31, 2010, its directors, executive officers and beneficial owners of more than 10% of the Corporation’s common stock have complied with all filing requirements applicable.
OTHER INFORMATION
Annual Report on Form 10-K
          The Corporation will provide a copy of its 2010 Annual Report on Form 10-K to any shareholder who asks for it in writing, without charge. Please direct your request to our Secretary, Douglas J. Kelley, at 175 North Leroy Street, P.O. Box 725, Fenton, Michigan 48430. The Form 10-K and certain other periodic filings are filed with the Securities and Exchange Commission (“SEC”). The SEC maintains an Internet web site that contains reports and other information regarding companies, including the Corporation, that file electronically. The SEC’s web site address is www.sec.gov.

Transactions with Certain Interested Parties
          The Corporation has Related Party Transactions provisions in its lending policies which require preapproval of any loans to a related party with a subsidiary Bank by a majority of disinterested board members of the Board of Directors. Additionally, the Board reaffirms all debt with related parties at least annually.
          Certain directors and officers of the Corporation have had and are expected to have in the future, transactions with the subsidiaries of the Corporation, or have been directors or officers of corporations, or members of partnerships, which have had and are expected to have in the future, transactions with the subsidiaries of the Corporation. All such transactions with officers and directors, either directly or indirectly, have been made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable with persons not related to the lender, and these transactions do not involve more than the normal risk of collection or present other unfavorable features. All such future transactions, including transactions with principal shareholders and other Corporation affiliates, will be made in the ordinary course of business, on terms no less favorable to the Corporation than with persons not related to the Corporation, and will be subject to approval by a majority of the Corporation’s independent, outside disinterested directors.
Shareholder Proposals
          An eligible shareholder who wants to have a qualified proposal under SEC Rule 14a-8 considered for inclusion in the proxy statement for the 2012 Annual Meeting of Shareholders must notify the Corporation’s Secretary by delivering a copy of the proposal to the Corporation’s offices no later than November 26, 2011. For proposal outside of Rule 14a-8, if a shareholder notifies the Corporation after 45 days before the first anniversary of the date on which this Proxy Statement is first mailed of an intent to present a proposal at the 2012 annual meeting of shareholders, the Corporation will have the right to exercise its discretionary voting authority with respect to such proposal without including information regarding such proposal in its proxy materials.
Expenses of Solicitation
          The Corporation pays the cost of preparing, assembling and mailing this proxy-soliciting material. In addition to the use of the mail, proxies may be solicited personally, by telephone or telegraph, or by the Corporation’s officers and employees without additional compensation. The Corporation pays all costs of solicitation, including certain expenses of brokers and nominees who mail proxy material to their customers or principals.
Important Notice Regarding The Availability of Proxy Materials For The Shareholder Meeting To Be Held On April 27, 2011:
          The Proxy Statement and Annual Report to Security Holders are available at www.fentura.com.
BY ORDER OF THE BOARD OF DIRECTORS,

Douglas J. Kelley
Secretary
Dated: March 4, 2011
See enclosed voting (proxy) form please sign and mail promptly.

COMMON
FENTURA FINANCIAL, INC.
P.O. Box 725
Fenton, Michigan 48430-0725
ANNUAL MEETING OF
SHAREHOLDERS
THIS PROXY IS SOLICITED BY
THE BOARD OF DIRECTORS
You can vote in one of three ways:
1) By Mail, 2) By Internet, 3) By Telephone.
IF YOU ARE NOT VOTING BY INTERNET OR
TELEPHONE, COMPLETE BOTH SIDES OF
PROXY CARD, DETACH AND RETURN IN THE
ENCLOSED ENVELOPE TO:
IST Shareholder Services
209 West Jackson Boulevard, Suite 903
Chicago, Illinois 60606
If you plan to personally attend the Annual Meeting of Stockholders please check the box below and list the names of attendees on the reverse side.
To change the address on your account, please check the box below and indicate your new address on the reverse side. Please note that changes to the registered name(s) on the account may not be submitted via this method.

I/We do plan to attend. ☐	Change of address. ☐

DETACH PROXY CARD HERE	(continued on reverse side)

VOTER CONTROL NUMBER

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If You Vote By TELEPHONE, Please Do Not Return Your Proxy Card By Mail

TO VOTE BY MAIL
To vote by mail, complete both sides of the proxy card, sign and date on the reverse side, detach and return the card in the envelope provided.

FENTURA FINANCIAL, INC.
NAMES OF PERSONS PLANNING TO
ATTEND THE 2011 MEETING
AND/OR NEW ADDRESS

PROXY - FENTURA FINANCIAL, INC.
Annual Meeting of Shareholders, April 27, 2011	COMMON

The undersigned hereby appoints William H. Dery and Brian P. Petty as Proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated below, all the shares of Common Stock of Fentura Financial, Inc. held of record by the undersigned on March 1, 2011 at the Annual Meeting of Shareholders to be held April 27, 2010 and at any adjournment thereof.

1.	In the election of three directors (Class I), each to be elected for term expiring in 2014.

		FOR	VOTE WITHHELD
	01 Ronald K. Rybar	☐	☐

	02 JoAnne M. Shaw	☐	☐

	03 James A. Wesseling	☐	☐

2.	To ratify the appointment of Rehmann Robson, P.C. as independent auditors for 2011.

☐ FOR ☐ AGAINST ☐ ABSTAIN

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR all nominees listed in No. 1 and the proposal in No. 2.

SIGNATURE	DATE	SIGNATURE	DATE
Please sign exactly as your name(s) appear on this proxy. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign. Only one signature is required.
DETACH PROXY CARD HERE

ATTENTION SHAREHOLDERS
INTERNET VOTING
You can now submit your Proxy via the Internet and have your vote recorded.
•	Why use the Internet
–	Internet Voting is timelier.
–	It saves the Company ever-rising costs of business reply postage.
–	You can change your vote by re-voting at any time.
–	It is simple and easy to use.
•	Instructions for Internet Voting can be found on the reverse side.

•	The Internet Voting Website is:
http://www.ilstk.com - click on “Shareholder Services” and select “Internet Voting”.